EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File numbers 333-33094, 333-65968, 333-97249, 333-103768 and 333-107727) of National Grid plc of our report dated May 16, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in National Grid’s Annual Report on Form 20-F for the year ended March 31, 2007.
/S/ PRICEWATERHOUSE COOPERS LLP
PricewaterhouseCoopers LLP
London, UK
March 18, 2008